中华人民共和国国务院令

第532号

《中华人民共和国外汇管理条例》已经2008年8月1日国务院第20次常务会议修订通过，现将修订后的《中华人民共和国外汇管理条例》公布，自公布之日起施行。

总　理　 温家宝　　二○○八年八月五日

Decree of the State Council of the People’s Republic of China

No. 532

The Foreign Exchange Control Regulations of the People’s Republic of China, which has been amended and passed in the 20th executive meeting of the State Council on Aug.1, 2008, is hereby promulgated and shall be enter into force as of the date of promulgation.

Premier Wen Jiabao Aug. 5, 2008

中华人民共和国外汇管理条例（2008修订）

Foreign Exchange Control Regulations of the People’s Republic of China (Amended in 2008)

（1996年1月29日中华人民共和国国务院令第193号发布　根据1997年1月14日《国务院关于修改〈中华人民共和国外汇管理条例〉的决定》修订　2008年8月1日国务院第20次常务会议修订通过）

(Promulgated as the No.193 order of the State Council of the People’s Republic of China on Jan.29, 1996, amended according to the Decision of the State Council on Amending the Foreign Exchange Control Regulations of the People’s Republic of China on Jan.14, 1997, and re-amended and passed in the 20th executive meeting of the State Council on Aug.1, 2008)

第一章	总则

Chapter 1 General Provisions

第一条　为了加强外汇管理，促进国际收支平衡，促进国民经济健康发展，制定本条例。

Article 1 The Regulations are formulated with a view to enhancing foreign exchange control, promoting the balance of international payments, and advancing the sound development of the national economy.

第二条　国务院外汇管理部门及其分支机构（以下统称外汇管理机关）依法履行外汇管理职责，负责本条例的实施。

Article 2 The administration of foreign exchange under the State Council as well as its branches (hereafter referred to as foreign exchange control agencies) shall fulfill their responsibilities on foreign exchange control and be responsible for the implementation of the provisions hereof according to law.

第三条　本条例所称外汇，是指下列以外币表示的可以用作国际清偿的支付手段和资产：

Article 3 Foreign exchange hereof refers to the following instruments of payment and assets expressed in foreign currencies that can be used for international liquidation:

（一）外币现钞，包括纸币、铸币；

(1)    Foreign currencies including paper currency and coins;

（二）外币支付凭证或者支付工具，包括票据、银行存款凭证、银行卡等；

(2)    Payment documents or instruments denominated in foreign currency including bills, bank deposit certificates and bank cards, etc.;

（三）外币有价证券，包括债券、股票等；

(3)    Securities denominated in foreign currency including bonds and stocks etc.;

（四）特别提款权；

(4)    Special withdrawing rights; and

（五）其他外汇资产。

(5)    Other assets denominated in foreign currency.

第四条　境内机构、境内个人的外汇收支或者外汇经营活动，以及境外机构、境外个人在境内的外汇收支或者外汇经营活动，适用本条例。

Article 4 Provisions hereof are applicable to all activities related to the foreign exchange receipts and disbursements and transactions of domestic organs and individuals and to the said activities of overseas organs and individuals within the territory of People’s Republic of China.

第五条　国家对经常性国际支付和转移不予限制。

Article 5 Regular international payments and transfers are not restricted by the state.

第六条　国家实行国际收支统计申报制度。

Article 6 The state has adopted the declaration system for the statistics of balance of international payments.

国务院外汇管理部门应当对国际收支进行统计、监测，定期公布国际收支状况。

The administration of foreign exchange under the State Council shall conduct the statistics and monitoring of international payments and promulgate the status of balance of international payments regularly.

第七条　经营外汇业务的金融机构应当按照国务院外汇管理部门的规定为客户开立外汇账户，并通过外汇账户办理外汇业务。

Article 7 Financial institutions engaged in foreign exchange business shall open a foreign exchange account for a client and handle foreign exchange businesses through the foreign exchange account according to provisions of the administration of foreign exchange under the State Council.

经营外汇业务的金融机构应当依法向外汇管理机关报送客户的外汇收支及账户变动情况。

Financial institutions engaged in foreign exchange business shall report to the foreign exchange control agencies about the foreign exchange receipts and disbursements of their clients as well as changes of said accounts according to law.

第八条　中华人民共和国境内禁止外币流通，并不得以外币计价结算，但国家另有规定的除外。

Article 8 The circulation of foreign currency is prohibited and foreign currency shall not be quoted for settlement in the territory of the People’s Republic of China, except as otherwise provided by the state.

第九条　境内机构、境内个人的外汇收入可以调回境内或者存放境外；调回境内或者存放境外的条件、期限等，由国务院外汇管理部门根据国际收支状况和外汇管理的需要作出规定。

Article 9 The foreign exchange incomes of domestic organs and individuals may be transferred to China or deposited in overseas countries. The conditions and terms for transferring to China or depositing in overseas countries shall be provided by the administration of foreign exchange under the State Council according to balance of international payments and the needs for foreign exchange control.

第十条　国务院外汇管理部门依法持有、管理、经营国家外汇储备，遵循安全、流动、增值的原则。

Article 10 The administration of foreign exchange under the State Council shall hold, regulate and operate the foreign exchange reserves of the state according to law, and follow the principles of safety, circulation and increment.

第十一条　国际收支出现或者可能出现严重失衡，以及国民经济出现或者可能出现严重危机时，国家可以对国际收支采取必要的保障、控制等措施。

Article 11 Where the balance of international payments has or may have a serious disequilibrium, or the national economy faces or may face a serious risk, the state may take necessary measures to maintain and control the balance of international payments.

第二章	经常项目外汇管理

Chapter 2 Foreign Exchange Control over Current Accounts

第十二条　经常项目外汇收支应当具有真实、合法的交易基础。经营结汇、售汇业务的金融机构应当按照国务院外汇管理部门的规定，对交易单证的真实性及其与外汇收支的一致性进行合理审查。

Article 12 The foreign exchange receipts and payments under current accounts shall be based on accurate and legitimate transactions. Financial institutions engaged in the settlement and sale of foreign exchange shall conduct proper inspection of the accuracy of dealing documents and its conformity with the foreign exchange receipts and payments according to the provisions of the administration of foreign exchange under the State Council.

外汇管理机关有权对前款规定事项进行监督检查。

Foreign exchange control agencies are entitled to regulate and inspect aforesaid issues.

第十三条　经常项目外汇收入，可以按照国家有关规定保留或者卖给经营结汇、售汇业务的金融机构。

Article 13 The foreign exchange incomes under current accounts may be retained or sold to financial institutions engaged in the settlement and sale of foreign exchange in accordance with relevant provisions.

第十四条　经常项目外汇支出，应当按照国务院外汇管理部门关于付汇与购汇的管理规定，凭有效单证以自有外汇支付或者向经营结汇、售汇业务的金融机构购汇支付。

Article 14 The foreign exchange disbursements under current accounts shall be, against valid documents, paid with self-owned foreign exchange or foreign exchange brought from financial institutions engaged in the settlement and sale of foreign exchange in accordance with provisions on the administration of the sale and purchase of foreign exchange by the administration of foreign exchange under the State Council.

第十五条　携带、申报外币现钞出入境的限额，由国务院外汇管理部门规定。

Article 15 The quota for carrying and declaring foreign currencies in and out of China shall be subject to the provisions of the administration of foreign exchange under the State Council.

第三章	资本项目外汇管理

Chapter 3 Foreign Exchange Control over Capital Accounts

第十六条　境外机构、境外个人在境内直接投资，经有关主管部门批准后，应当到外汇管理机关办理登记。

Article 16 Overseas organs and individuals that directly invest in China shall go through registration formalities at foreign exchange control agencies after have been approved by relevant competent departments.

境外机构、境外个人在境内从事有价证券或者衍生产品发行、交易，应当遵守国家关于市场准入的规定，并按照国务院外汇管理部门的规定办理登记。

Overseas organs and individuals that conduct the issuance and transaction of securities or derivatives shall observe provisions concerning market access of the state, and go through registration formalities according to provisions of the administration of foreign exchange under the State Council.

第十七条　境内机构、境内个人向境外直接投资或者从事境外有价证券、衍生产品发行、交易，应当按照国务院外汇管理部门的规定办理登记。

Article 17 Domestic organs and individuals that engaged in overseas direct investment or the issuance and transaction of securities and derivatives abroad shall go through registration formalities in accordance with provisions of the administration of foreign exchange under the State Council.

国家规定需要事先经有关主管部门批准或者备案的，应当在外汇登记前办理批准或者备案手续。

With respect to those that the approval or filing of relevant competent departments are required by the state, approval or filing formalities shall be gone through prior to the foreign exchange registration.

第十八条　国家对外债实行规模管理。借用外债应当按照国家有关规定办理，并到外汇管理机关办理外债登记。

Article 18 The state carries out the scale administration of foreign loans. Entities or individuals that borrow foreign loans shall observe relevant provisions of the state and go through registration formalities at foreign exchange control agencies.

国务院外汇管理部门负责全国的外债统计与监测，并定期公布外债情况。

The administration of foreign exchange under the State Council shall be responsible for the statistics and monitoring of foreign loans across the country and promulgate status of foreign loans regularly.

第十九条　提供对外担保，应当向外汇管理机关提出申请，由外汇管理机关根据申请人的资产负债等情况作出批准或者不批准的决定；

Article 19 Entities or individuals that offer external guarantees shall apply to foreign exchange control agencies and the latter shall make decisions on whether granting an approval or not according to the assets and liabilities of the applicants.

国家规定其经营范围需经有关主管部门批准的，应当在向外汇管理机关提出申请前办理批准手续。申请人签订对外担保合同后，应当到外汇管理机关办理对外担保登记。

Where the business scope is required to be approved by relevant competent departments by the state, applicants shall go through approval formalities before their applications to foreign exchange control agencies.

经国务院批准为使用外国政府或者国际金融组织贷款进行转贷提供对外担保的，不适用前款规定。

The provisions in the above paragraph are not applicable to those that offer external guarantees, approved by the State Council, for onlending loans extended by foreign governments or international financial institutions.

第二十条　银行业金融机构在经批准的经营范围内可以直接向境外提供商业贷款。

Article 20 Financial institutions in banking industry may offer foreign direct commercial loans within the approved business scopes.

其他境内机构向境外提供商业贷款，应当向外汇管理机关提出申请，外汇管理机关根据申请人的资产负债等情况作出批准或者不批准的决定；

Other domestic institutions that offer foreign commercial loans shall apply to foreign exchange control agencies, which shall make decisions on whether granting an approval or not according to the assets and liabilities of the applicants.

国家规定其经营范围需经有关主管部门批准的，应当在向外汇管理机关提出申请前办理批准手续。

Where the business scope is required to be approved by relevant competent departments by the state, applicants shall go through approval formalities before their applications to foreign exchange control agencies.

向境外提供商业贷款，应当按照国务院外汇管理部门的规定办理登记。

Those that offer foreign commercial loans shall go through registration formalities according to provisions of the administration of foreign exchange under the State Council.

第二十一条　资本项目外汇收入保留或者卖给经营结汇、售汇业务的金融机构，应当经外汇管理机关批准，但国家规定无需批准的除外。

Article 21 Where the foreign exchange incomes under capital accounts are to be retained or sold to financial institutions engaged in the settlement and sale of foreign exchange, approvals of foreign exchange control agencies are required, except as otherwise by the state.

第二十二条　资本项目外汇支出，应当按照国务院外汇管理部门关于付汇与购汇的管理规定，凭有效单证以自有外汇支付或者向经营结汇、售汇业务的金融机构购汇支付。

Article 22 The foreign exchange disbursements under capital accounts shall be, against valid documents, paid with self-owned foreign exchange or foreign exchange brought from financial institutions engaged in the settlement and sale of foreign exchange in accordance with provisions on the administration of the sale and purchase of foreign exchange by the administration of foreign exchange under the State Council.

国家规定应当经外汇管理机关批准的，应当在外汇支付前办理批准手续。

With respect to those that are required to be approved by foreign exchange control agencies by the state, approval formalities shall be gone through before foreign exchange disbursements.

依法终止的外商投资企业，按照国家有关规定进行清算、纳税后，属于外方投资者所有的人民币，可以向经营结汇、售汇业务的金融机构购汇汇出。

The currency denominated in Renminbi that belongs to foreign parties in a foreign-invested enterprise that terminated according to law may, after the liquidation and taxation of the enterprise in accordance with relevant provisions of the state, be used to buy foreign exchange from financial institutions engaged in the settlement and sale of foreign exchange and remitted abroad.

第二十三条　资本项目外汇及结汇资金，应当按照有关主管部门及外汇管理机关批准的用途使用。

Article 23 The foreign exchange under capital accounts and the foreign exchange settlement funds shall be used according to the purposes approved by relevant competent departments and foreign exchange control agencies.

外汇管理机关有权对资本项目外汇及结汇资金使用和账户变动情况进行监督检查。

Foreign exchange control agencies are entitled to monitor and inspect the use of the foreign exchange under capital accounts and foreign exchange settlements funds as well as the changes of accounts.

第四章	金融机构外汇业务管理

Chapter 4 Administration of the Foreign Exchange Business of Financial Institutions

第二十四条　金融机构经营或者终止经营结汇、售汇业务，应当经外汇管理机关批准；经营或者终止经营其他外汇业务，应当按照职责分工经外汇管理机关或者金融业监督管理机构批准。

Article 24 Where financial institutions operate or terminate the business of foreign exchange settlement and sale, they shall be approved by foreign exchange control agencies. Where financial institutions operate or terminate other foreign exchange businesses, they shall be approved by foreign exchange control agencies or financial regulatory organs according to their functions.

第二十五条　外汇管理机关对金融机构外汇业务实行综合头寸管理，具体办法由国务院外汇管理部门制定。

Article 25 Foreign exchange agencies implement the general position administration on the foreign exchange business of financial institutions. The specific measures shall be formulated by the administration of foreign exchange under the State Council.

第二十六条　金融机构的资本金、利润以及因本外币资产不匹配需要进行人民币与外币间转换的，应当经外汇管理机关批准。

Article 26 Where financial institutions need conversions between Renminbi and foreign currencies for their principals and profits or due to mismatch of home currency assets and foreign currency assets, they shall be approved by foreign exchange control agencies.

第五章	人民币汇率和外汇市场管理

Chapter 5 Administration of Renminbi Exchange Rate and Foreign Exchange Market

第二十七条　人民币汇率实行以市场供求为基础的、有管理的浮动汇率制度。

Article 27 The managed floating exchange rate system based on market supply and demand is adopted for Renminbi exchange rate.

第二十八条　经营结汇、售汇业务的金融机构和符合国务院外汇管理部门规定条件的其他机构，可以按照国务院外汇管理部门的规定在银行间外汇市场进行外汇交易。

Article 28 Financial institutions engaged in foreign exchange settlement and sale businesses and other organs that meet requirements of the administration of foreign exchange under the State Council may conduct foreign exchange transactions in the interbank foreign exchange market in accordance with provisions of the administration of foreign exchange under the State Council.

第二十九条　外汇市场交易应当遵循公开、公平、公正和诚实信用的原则。

Article 29 Transactions in foreign exchange market shall follow the principles of openness, fairness, impartiality and honesty.

第三十条　外汇市场交易的币种和形式由国务院外汇管理部门规定。

Article 30 The currencies and transaction forms in the foreign exchange market shall subject to provisions of the administration of foreign exchange under the State Council.

第三十一条　国务院外汇管理部门依法监督管理全国的外汇市场。

Article 31 The administration of foreign exchange under the State Council shall supervise and administrate foreign exchange markets across the country according to law.

第三十二条　国务院外汇管理部门可以根据外汇市场的变化和货币政策的要求，依法对外汇市场进行调节。

Article 32 The administration of foreign exchange under the State Council may regulate the foreign exchange market according to the changes of foreign exchange market and the requires of monetary policies.

第六章	监督管理

Chapter 6 Supervision and Administration

第三十三条　外汇管理机关依法履行职责，有权采取下列措施：

Article 33 Foreign exchange control agencies shall fulfill their responsibilities according to law and are entitled to take measures as follows:

（一）对经营外汇业务的金融机构进行现场检查；

(1)     Conducting onsite inspections over financial institutions engaged in foreign exchange businesses;

（二）进入涉嫌外汇违法行为发生场所调查取证；

(2)     Entering places where there are suspected illegal acts regarding foreign exchange for inspection and collection of evidences;

（三）询问有外汇收支或者外汇经营活动的机构和个人，要求其对与被调查外汇违法事件直接有关的事项作出说明；

(3)     Inquiring organs and individuals involved in activities including foreign exchange receipt and payment or foreign exchange transaction and requiring them to make explanations of items directly related to illegal issues regarding foreign exchange under inspection;

（四）查阅、复制与被调查外汇违法事件直接有关的交易单证等资料；

(4)     Consulting and Copying materials including transaction documents that are directly related to illegal issues regarding foreign exchange;

（五）查阅、复制被调查外汇违法事件的当事人和直接有关的单位、个人的财务会计资料及相关文件，对可能被转移、隐匿或者毁损的文件和资料，可以予以封存；

(5)     Consulting and copying financial accounting materials and relevant documents of parties concerned in and of entities and individuals directly related to illegal issues regarding foreign exchange under inspection; sealing up documents and materials that may be transferred, hidden or damaged for keeping;

（六）经国务院外汇管理部门或者省级外汇管理机关负责人批准，查询被调查外汇违法事件的当事人和直接有关的单位、个人的账户，但个人储蓄存款账户除外；

(6)     Inquiring accounts of parties concerned in and of entities and individuals directly related to illegal issues regarding foreign exchange under inspection with approvals of the person-in-charge of the administration of foreign exchange under the State Council or foreign exchange control agencies at provincial level, except personal deposit accounts;

（七）对有证据证明已经或者可能转移、隐匿违法资金等涉案财产或者隐匿、伪造、毁损重要证据的，可以申请人民法院冻结或者查封。

(7)     Applying the people’s courts to freeze or sequester involved assets including illegal funds which, according to evidences, have been or may be transferred or hidden, and main evidences, according to evidences, may be hidden, counterfeited or damaged.

有关单位和个人应当配合外汇管理机关的监督检查，如实说明有关情况并提供有关文件、资料，不得拒绝、阻碍和隐瞒。

Entities and individuals involved shall support the supervision and inspection of foreign exchange control agencies, tell the truth and provide relevant documents and materials. They shall not refuse or hinder supervisions and inspections by aforesaid agencies or disguise facts.

第三十四条　外汇管理机关依法进行监督检查或者调查，监督检查或者调查的人员不得少于2人，并应当出示证件。

Article 34 Foreign exchange control agencies make supervision or inspection according to law. Persons carrying out supervision or inspection shall not be less than two and shall present their identification cards.

监督检查、调查的人员少于2人或者未出示证件的，被监督检查、调查的单位和个人有权拒绝。

Entities and individuals are entitle to refuse supervisions and inspections if the persons carrying out supervision or inspection are less than two or do not present their identification cards.

第三十五条　有外汇经营活动的境内机构，应当按照国务院外汇管理部门的规定报送财务会计报告、统计报表等资料。

Article 35 Domestic organs engaged in foreign exchange businesses shall submit their materials including financial accounting reports and numerical statements in accordance with provisions of the administration of foreign exchange under the State Council.

第三十六条　经营外汇业务的金融机构发现客户有外汇违法行为的，应当及时向外汇管理机关报告。

Article 36 Financial institutions engaged in foreign exchange businesses shall report to foreign exchange control agencies in a timely manner when they find any illegal acts regarding foreign exchange committed by their clients.

第三十七条　国务院外汇管理部门为履行外汇管理职责，可以从国务院有关部门、机构获取所必需的信息，国务院有关部门、机构应当提供。

Article 37 The administration of foreign exchange under the State Council may acquire necessary information from relevant departments and organs under the State Council for the purpose of fulfilling its responsibility of foreign exchange control, and relevant departments and agencies under the State Council shall give supports.

国务院外汇管理部门应当向国务院有关部门、机构通报外汇管理工作情况。

The administration of foreign exchange under the State Council shall notify the relevant departments and organs under the State Council about the administration of foreign exchange.

第三十八条　任何单位和个人都有权举报外汇违法行为。

Article 38 Any entity or individual is entitled to report illegal acts regarding foreign exchange.

外汇管理机关应当为举报人保密，并按照规定对举报人或者协助查处外汇违法行为有功的单位和个人给予奖励。

Foreign exchange control agencies shall keep secrets for informers and reward informers or entities and individuals that make contributions to the inspection over illegal acts regarding foreign exchange.

第七章	法律责任

Chapter 7 Legal Responsibilities

第三十九条　有违反规定将境内外汇转移境外，或者以欺骗手段将境内资本转移境外等逃汇行为的，由外汇管理机关责令限期调回外汇，处逃汇金额30%以下的罚款；情节严重的，处逃汇金额30%以上等值以下的罚款；构成犯罪的，依法追究刑事责任。

Article 39 Where any entity or individual has any acts involving the evasion of foreign exchange including transfer of domestic foreign exchange abroad, or transfer of domestic funds abroad in a deceitful manner in violation of provisions, foreign exchange control agencies shall order it/him to repatriate the foreign exchange within a time limit and impose a fine of less than 30% of the evaded foreign exchange; under any serious circumstances, a fine of more than 30% up to the same amount of the evaded foreign exchange shall be imposed. Where any crime is constituted, criminal responsibilities shall be investigated according to law.

第四十条　有违反规定以外汇收付应当以人民币收付的款项，或者以虚假、无效的交易单证等向经营结汇、售汇业务的金融机构骗购外汇等非法套汇行为的，由外汇管理机关责令对非法套汇资金予以回兑，处非法套汇金额30%以下的罚款；情节严重的，处非法套汇金额30%以上等值以下的罚款；构成犯罪的，依法追究刑事责任。

Article 40 Where any entity or individual has any illegal acts of arbitrage of exchange including receiving funds receivable in Renminbi in foreign currencies, or buying foreign exchange from financial institutions engaged in foreign settlement and sale businesses against false or invalid transaction documents in violation of provisions, foreign exchange control agencies shall order it/him to re-exchange the illegally exchanged funds and impose a fine of less than 30% of the illegally exchanged funds; under any serious circumstances, a fine of more than 30% up to the same amount of the illegally exchanged funds shall be imposed. Where any crime is constituted, criminal responsibilities shall be investigated according to law.

第四十一条　违反规定将外汇汇入境内的，由外汇管理机关责令改正，处违法金额30%以下的罚款；情节严重的，处违法金额30%以上等值以下的罚款。

Article 41 Where any entity or individual sends foreign exchange into the territory of China in violation of provisions, foreign exchange control agencies shall order it/him to make corrections and impose a fine of less than 30% of the illegal funds; under any serious circumstances, a fine of more than 30% up to the same amount of the illegal funds shall be imposed.

非法结汇的，由外汇管理机关责令对非法结汇资金予以回兑，处违法金额30%以下的罚款。

Where any entity or individual conduct any illegal settlement of foreign exchange, foreign exchange control agencies shall order it/him to re-exchange the illegally settled funds and impose a fine of less than 30% of the illegal funds.

第四十二条　违反规定携带外汇出入境的，由外汇管理机关给予警告，可以处违法金额20%以下的罚款。法律、行政法规规定由海关予以处罚的，从其规定。

Article 42 Where any entity or individual carries out foreign exchange in and out of the territory of China in violation of provisions, foreign exchange control agencies shall give a warning and may impose a fine of less than 20% of the illegal funds. Where provisions of laws and regulations provide that the penalty shall be given by customs, said provisions shall prevail.

第四十三条　有擅自对外借款、在境外发行债券或者提供对外担保等违反外债管理行为的，由外汇管理机关给予警告，处违法金额30%以下的罚款。

Article 43 Where any entity or individual has acts including borrowing of foreign loans, issuance of bonds or providence of external guarantees without approval in violation of provisions on foreign loan control, foreign exchange control agencies shall give a warning and impose a fine of less than 30% of the illegal funds.

第四十四条　违反规定，擅自改变外汇或者结汇资金用途的，由外汇管理机关责令改正，没收违法所得，处违法金额30%以下的罚款；情节严重的，处违法金额30%以上等值以下的罚款。

Article 44 Where any entity or individual violates provisions to change the purposes of foreign exchange or foreign exchange settlement funds without approval, foreign exchange agencies shall order it/him to make corrections, confiscate illegal proceeds and impose a fine of less than 30% of the illegal funds. Under any serious circumstances, a fine of more than 30% up to the same amount of the illegal funds shall be imposed.

有违反规定以外币在境内计价结算或者划转外汇等非法使用外汇行为的，由外汇管理机关责令改正，给予警告，可以处违法金额30%以下的罚款。

Where any entity or individual has any acts of illegal use of foreign exchange including use of a foreign currency for valuation and settlement or transfer of foreign exchange in the territory of China in violation of provisions, foreign exchange control agencies shall order it/him to make corrections and give a warning, and may impose a fine of less than 30% of the illegal funds.

第四十五条　私自买卖外汇、变相买卖外汇、倒买倒卖外汇或者非法介绍买卖外汇数额较大的，由外汇管理机关给予警告，没收违法所得，处违法金额30%以下的罚款；情节严重的，处违法金额30%以上等值以下的罚款；构成犯罪的，依法追究刑事责任。

Article 45 Where any entity or individual makes unapproved, disguised or speculative transactions of foreign exchange, or illegally introduces others to make foreign exchange transactions where the amount of foreign exchange is large, foreign exchange control agencies shall give a warning, confiscate illegal proceeds and impose a fine of less than 30% of the illegal funds. Under any serious circumstances, a fine of more than 30% up to the same amount of the illegal funds shall be imposed. Where any crime is constituted, criminal responsibilities shall be investigated.

第四十六条　未经批准擅自经营结汇、售汇业务的，由外汇管理机关责令改正，有违法所得的，没收违法所得，违法所得50万元以上的，并处违法所得1倍以上5倍以下的罚款；没有违法所得或者违法所得不足50万元的，处50万元以上200万元以下的罚款；情节严重的，由有关主管部门责令停业整顿或者吊销业务许可证；构成犯罪的，依法追究刑事责任。

Article 46 Where any entity or individual engages in the settlement and sale businesses of foreign exchange without approval, foreign exchange control agencies shall order it/him to make corrections and confiscate illegal proceeds, if any. Where the illegal proceeds are over RMB500,000, a fine of 1-5 times of the illegal proceeds shall be imposed; where there is no illegal proceeds or the illegal proceeds are less than RMB500,000, a fine of RMB500,000 up to RMB2m shall be imposed; under any serious circumstances, relevant competent departments shall order it/him to stop the business for internal rectification or revoke its/his business license. Where any crime is constituted, criminal responsibilities shall be investigated.

未经批准经营结汇、售汇业务以外的其他外汇业务的，由外汇管理机关或者金融业监督管理机构依照前款规定予以处罚。

Where any entity or individual engages in other foreign exchange businesses other than the settlement and sale of foreign exchange without approval, foreign exchange control agencies or financial regulatory organs shall punish it/him in accordance with provisions provided for in the previous paragraph.

第四十七条　金融机构有下列情形之一的，由外汇管理机关责令限期改正，没收违法所得，并处20万元以上100万元以下的罚款；情节严重或者逾期不改正的，由外汇管理机关责令停止经营相关业务：

Article 47 Where any financial institution is in any of the following circumstances, foreign exchange control agencies shall order it to make corrections within a time limit, confiscate its illegal proceeds and impose a fine of RMB200,000 up to RMB1m; where it is under any serious circumstances or does not make any correction within the time limit, foreign exchange control agencies shall order it to stop operating relevant businesses;

（一）办理经常项目资金收付，未对交易单证的真实性及其与外汇收支的一致性进行合理审查的；

(1)    Failing to conduct a proper inspection over the accuracy of transaction documents and the conformity of the receipt and payment of foreign exchange when handling receipt and payment businesses under current accounts;

（二）违反规定办理资本项目资金收付的；

(2)    Handling receipt and payment businesses under capital accounts in violation of provisions;

（三）违反规定办理结汇、售汇业务的；

(3)    Handling foreign exchange settlement and sale businesses in violation of provisions;

（四）违反外汇业务综合头寸管理的；

(4)    Violating the general position administration on the foreign exchange businesses; or

（五）违反外汇市场交易管理的。

(5)    Violating the administration on transactions in foreign exchange market.

第四十八条　有下列情形之一的，由外汇管理机关责令改正，给予警告，对机构可以处30万元以下的罚款，对个人可以处5万元以下的罚款：

Article 48 Where any entity or individual is in any of the following circumstances, foreign exchange control agencies shall order it/him to make corrections and give a warning, and may impose a fine of less than RMB300,000 on the entity, or a fine of less than RMB50,000 on the individual:

（一）未按照规定进行国际收支统计申报的；

(1)     Failing to make statistics and declaration of its/his international receipts and payments in accordance with provisions;

（二）未按照规定报送财务会计报告、统计报表等资料的；

(2)     Failing to submit materials including financial accounting reports and numerical statements in accordance with provisions;

（三）未按照规定提交有效单证或者提交的单证不真实的；

(3)     Failing to submit valid documents in accordance with provisions or the submitted documents are inaccurate;

（四）违反外汇账户管理规定的；

(4)     Violating provisions on the administration of foreign exchange accounts;

（五）违反外汇登记管理规定的；

(5)     Violating provisions on the administration of foreign exchange registration; or

（六）拒绝、阻碍外汇管理机关依法进行监督检查或者调查的。

(6)     Refusing or hindering foreign exchange control agencies to carry out legitimate supervisions or inspections.

第四十九条　境内机构违反外汇管理规定的，除依照本条例给予处罚外，对直接负责的主管人员和其他直接责任人员，应当给予处分；对金融机构负有直接责任的董事、监事、高级管理人员和其他直接责任人员给予警告，处5万元以上50万元以下的罚款；构成犯罪的，依法追究刑事责任。

Article 49 Where any domestic organs violates provisions on foreign exchange control, except punishments according to provisions hereof, the directly liable person-in-charge or other directly liable persons shall be punished; directors, supervisors, senior managers who bear direct responsibility for the financial institution and other directly liable persons shall be given a warning and imposed a fine of RMB50,000 up to RMB500,000. Where any crime is constituted, criminal responsibilities shall be investigated.

第五十条　外汇管理机关工作人员徇私舞弊、滥用职权、玩忽职守，构成犯罪的，依法追究刑事责任；尚不构成犯罪的，依法给予处分。

Article 50 Where any staff member of foreign exchange control agencies pursues private benefits at the public cost, abuses his power or neglects his duties, if any crime is constituted, criminal responsibilities shall be investigated according to law; otherwise, administrative sanctions shall be given according to law.

第五十一条　当事人对外汇管理机关作出的具体行政行为不服的，可以依法申请行政复议；对行政复议决定仍不服的，可以依法向人民法院提起行政诉讼。

Article 51 Any party concerned may appeal for administrative reconsideration according to law if he does not accept the specific administrative sanctions made by foreign exchange control agencies. He may appeal to the people’s court if he does not accept the decision of administrative reconsideration.

第八章  附则

Chapter 8 Supplementary Provisions

第五十二条　本条例下列用语的含义：

Article 52 Definitions of the terms in the provisions hereof are as follows:

（一）境内机构，是指中华人民共和国境内的国家机关、企业、事业单位、社会团体、部队等，外国驻华外交领事机构和国际组织驻华代表机构除外。

(1)    Domestic organ refers to state organs, enterprises, institutions, social organizations and armies etc in the territory of the People’s Republic of China, except foreign diplomatic and consular organs and representative agencies of international organizations in China.

（二）境内个人，是指中国公民和在中华人民共和国境内连续居住满1年的外国人，外国驻华外交人员和国际组织驻华代表除外。

(2)    Domestic individual refers to Chinese citizens and foreigners staying in China for more than one year consecutively, except foreign diplomatic agents and representatives of international organizations in China.

（三）经常项目，是指国际收支中涉及货物、服务、收益及经常转移的交易项目等。

(3)    Current account refers to goods, services, incomes and regularly transferred transactions etc. involved in balance of international payments.

（四）资本项目，是指国际收支中引起对外资产和负债水平发生变化的交易项目，包括资本转移、直接投资、证券投资、衍生产品及贷款等。

(4)    Capital account refers to transactions involved in balance of international payments which may cause changes to foreign assets and loan level, including capital transfer, direct investment, security investment, derivatives and loans etc.

第五十三条　非金融机构经营结汇、售汇业务，应当由国务院外汇管理部门批准，具体管理办法由国务院外汇管理部门另行制定。

Article 53 Where a non-financial institution engages in business of the settlement and sale of foreign exchange, it shall be approved by the administration of foreign exchange under the State Council. Specific administrative measures shall be formulated by the administration of foreign exchange under the State Council separately.

第五十四条　本条例自公布之日起施行。

Article 54 The Regulations shall enter into force as of the date of promulgation.

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